Exhibit 99.2
Adams Conference Call to Discuss Acquisition of Delsym(r) 12-Hour Cough Suppressant Liquids From UCB May 25, 2006

Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of Adams Respiratory Therapeutics, Inc. (or "Adams") as of the date of this presentation and are naturally subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained in this presentation. When used in this presentation, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", "potential" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Adams to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: Adams' ability to effectively utilize its sales and marketing infrastructure and advertising to successfully commercialize Delsym(r) with minimal cost; Adam's ability to retain Delsym's(r) competitive position as the only over-the-counter 12-hour liquid cough syrup; Adams' ability to retain and recruit key personnel; Adams' ability to increase expenditures on advertising and marketing; Adams' ability to achieve projected net factory sales, product gross margins and pretax margins with little incremental cost incurred and other risk factors set forth under the headings "Cautionary Note Regarding Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Adams' Rule 424(b)(4) Prospectus filed with the SEC on December 9, 2005 and under Item 1A. Risk Factors in Adams' Quarterly Report on Form 10-Q for the period ended March 31, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation.

Delsym(r) is the only FDA-approved over-the-counter (OTC) 12-hour liquid cough suppressant Delsym(r) is the subject of an NDA Delsym(r) is the No. 2 brand in the $300 MM OTC cough syrup category* Delsym(r) has 13% dollar market share* *Source: Information Resources Inc. (IRI) data for the 52 weeks ended 4/16/06 in the cough syrup category (F/D/Mx). Strategic Rationale for Delsym(r) Acquisition

Strategic Rationale for Delsym(r) Acquisition Increases Adams' critical mass within the respiratory space and provides a strategic foothold in the OTC cough syrup segment Adams gains additional proprietary drug delivery technology Leverages Adams' core competency: synergistic approach to consumer and professional marketing to drive further market penetration

Terms of the Delsym(r) Acquisition One-time, upfront payment of $122 million Purchase of finished goods inventory Modest royalty for 5 years (based on net factory sales) Standard manufacturing supply agreement with UCB based on a "cost-plus" structure Separate license agreement for the Delsym(r) 12-hour liquid technology

Financial Projections for Delsym(r) *Source: IRI data for the 52 weeks ended 12/25/05 in the cough syrup category (F/D/Mx). Leverages existing infrastructure with minimal incremental fixed expense in SG&A Future pretax profit margin for Delsym(r) projected to be in line with Adams' base book of business at 35% Actual CY 2005 Projected Year 1 (FY 2007) Projected Year 5 (FY 2011) Market Share (IRI) 14%* 15% - 20% -- Net Factory Sales ($ millions) $38.2* $45 - $60 $90 - $110 Product Gross Margin (%) -- 60% - 65% 60% - 65% Pretax Profit Margin (%) -- 1% - 12% 30% - 40%

# Delsym® Dextromethorphan Polistirex Extended-Release Suspension

- Only 12-hour OTC cough liquid
- U.S. launch: December 1982
- Unique Pennkinetic Technology
  - 12-hour duration of action
  - Superior taste masking
  - Alcohol free
- FDA Orange Book formulation patent (2017)
- 4 SKU's:
  - 2 Adult/2 Children
- Longest-lasting cough liquid available without a prescription


Delsym
Delsym
Delsym
Delsym
12 HOUR
12 HOUR

ADAMS RESPIRATORY THERAPEUTICS™

7

Delsym(r) Market Performance Significant sales gains over prior year No. 2 brand in the cough syrup category(1) 13% dollar market share(1) Brand awareness: Pharmacist recommendations solid (52%)(2) despite minimal promotion Consumer awareness is low, currently at 3%(3) Loyal user base Substantial opportunity to grow Delsym(r) through advertising Source: Information Resources Inc. (IRI) data for the 52 weeks ended 4/16/06 in the cough syrup category (F/D/Mx). Pharmacy Today 2/1/06. Source: Adams internal tracking study.

Delsym(r) Works Works at the source of the cough for 12 hours Raises the threshold of coughing by acting on the cough reflex The longest-lasting liquid cough remedy available without a prescription Has the optimal dose of a single ingredient Contains 30 mg of dextromethorphan (DM) to achieve the maximum daily dose with less frequent dosing Safe - one ingredient - can be combined with other medications

Media Approach Overall Media Objective Generate broad awareness of Delsym(r) among cough sufferers Plan Strong consumer advertising/promotional support $15 - $20 million annual investment planned